Exhibit 99.1

MONOGRAM RESIDENTIAL TRUST ANNOUNCES SECOND QUARTER 2017 RESULTS

PLANO, TX — August 3, 2017 — Monogram Residential Trust, Inc. (NYSE: MORE) (“Monogram” or the “Company”), an owner, operator and developer of luxury apartment communities with a significant presence in select coastal markets, today reported operational and financial results for the second quarter of 2017.

Second Quarter 2017 Summary

•                  Net income attributable to common stockholders of $6.8 million as compared to net loss attributable to common stockholders of $9.2 million in the second quarter of 2016. The increase is primarily due to GAAP gains on property sales in the second quarter of 2017 of $28.6 million.

•                  Stabilized two communities, Nouvelle in Tysons Corner, Virginia and Zinc in Cambridge, Massachusetts.

•                  Sold two communities, Muse Museum District and Allusion West University, each located in Houston, Texas for a combined total gross sales price of $109.0 million.

•                  Acquired Latitude in Arlington, Virginia as part of a 1031 exchange for a gross contract purchase price of $142.5 million.

•                  Increased total portfolio Proportionate Share Net Operating Income (“Proportionate NOI”) by 0.8% to $29.2 million from $29.0 million for the same period in 2016.

•                  Reported a decrease in Proportionate Same Store NOI of 0.1% as compared to the second quarter of 2016.

•                  Achieved consolidated weighted average occupancy in the Company’s Same Store portfolio of 95.4% with monthly rental revenue per unit of $1,977, a decrease of 0.1% as compared to rental revenue per unit in the second quarter of 2016.

•                  Declared a $0.075 per share dividend which was paid on July 7, 2017 to common stockholders of record on June 30, 2017.

•                  Subsequent to quarter end, sold one community, Veritas, located in Henderson, Nevada for a total gross sales price of $76.5 million. Acquired two communities, Boca City Walk in Boca Raton, Florida as part of a 1031 exchange for a gross contract purchase price of $80.5 million and The Washingtons in Melrose, Massachusetts as part of a 1031 exchange for a gross contract purchase price of $75.0 million.

Subsequent to quarter end, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with newly formed affiliates of Greystar Real Estate Partners, LLC. Under the terms of the Merger Agreement, which was unanimously approved by Monogram’s Board of Directors, Monogram’s stockholders will receive $12.00 per share in cash. The Company expects to close the merger in the second half of 2017. The merger is subject to approval by Monogram’s stockholders and other customary closing conditions.

Financial Results for the Second Quarter 2017

The Company reported net income attributable to common stockholders of $6.8 million, or $0.04 per fully diluted share, which included $28.6 million of GAAP gains on sales of real estate, compared to net loss attributable to common stockholders of $9.2 million, or $(0.06) per fully diluted share, for the quarter ended June 30, 2016.

Core FFO totaled $16.2 million or $0.10 per fully diluted share, as compared to $14.3 million or $0.09 per fully diluted share, for the same period in 2016. AFFO totaled $17.1 million or $0.10 per fully diluted share, as compared to $14.7 million or $0.09 per fully diluted share, for the same period in 2016.

The quarter over quarter increase in Core FFO and AFFO is primarily due to a decrease in general and administrative expenses.

Financial Results for the Six Months Ended June 30, 2017

The Company reported net income attributable to common stockholders of $82.8 million, or $0.49 per fully diluted share, which included $115.3 million of GAAP gains on sales of real estate, compared to net loss attributable to common stockholders of $17.5 million, or $(0.11) per fully diluted share for the six months ended June 30, 2016.

Core FFO totaled $30.8 million or $0.18 per fully diluted share, as compared to $26.8 million or $0.16 per fully diluted share, for the same period in 2016. AFFO totaled $32.6 million or $0.19 per fully diluted share, as compared to $27.6 million or $0.16 per fully diluted share, for the same period in 2016.

The year over year difference in Core FFO and AFFO is primarily due to an increase in the Company’s Proportionate NOI from stabilized non-comparable and lease up properties and a decrease in general and administrative expenses, which more than offset a decrease in NOI related to properties sold over the same period.

Operating Portfolio Results

Total consolidated revenues for the second quarter 2017 increased 4.7% to $71.8 million from $68.6 million for the same period in 2016. Total portfolio operating expenses decreased to $30.6 million from $31.0 million.

For the 32 Same Store communities, which excludes a community held for sale as of June 30, 2017, the Company’s Proportionate Share of Same Store revenue increased 0.5%, expenses increased 1.8 % and NOI decreased 0.1% as compared to the same period in 2016.

Year to date compared to the same period in 2016, the Company’s Proportionate Share of Same Store revenue increased 0.5%, expenses increased 1.7 % and NOI decreased 0.2%.

Average rental revenue per unit within the Same Store consolidated portfolio decreased 0.1% to $1,977 as of June 30, 2017 from $1,979 as of June 30, 2016, and weighted average occupancy increased to 95.4% as of June 30, 2017 from 95.2% as of June 30, 2016.

The Company defines Same Store communities as those that are stabilized and comparable for both the current and the prior reporting year, as of January 1, and excludes communities held for sale. The Company considers a property to be stabilized generally upon achieving 90% occupancy.

Development and Lease Up Activity

Two development communities were stabilized during the second quarter:

•                  Nouvelle, located in Tysons Corner, Virginia, contains 461 units and was 92% occupied at the end of the second quarter. The Company’s proportionate ownership is 55%.

•                  Zinc, located in Cambridge, Massachusetts, contains 392 units and was 91% occupied at the end of the second quarter. The Company’s proportionate ownership is 55%.

One development community, Caspian Delray Beach, was completed during the quarter. As a result, the following two operating communities were in lease up at the end of the second quarter:

•                  The Alexan, located in Dallas, Texas, contains 365 units and was 70% occupied at quarter end. The Company’s proportionate ownership is 50%.

•                  Caspian Delray Beach, located in Delray Beach, Florida, contains 146 units and was 21% occupied at quarter end.  The Company’s proportionate ownership is 55%.

Two acquisition communities, which had recently completed construction at the time of our acquisition, were in lease up at the end of the second quarter:

•                  Desmond at Wilshire, located in Los Angeles, California, contains 175 units and was 54% occupied at quarter end.  The Company wholly owns this asset.

•                  Latitude, located in Arlington, Virginia, contains 265 units and was 35% occupied at quarter end. The Company wholly owns this asset.

As of June 30, 2017, Monogram’s existing development program, which consists of three communities in lease up or under construction with 1,021 planned units is 72% complete based on the Company’s Proportionate Share of

Total Economic Costs. The Company’s share of estimated remaining development costs to complete the existing development program totals $62 million. All but one of these projects are expected to be completed and stabilized by the end of 2017. Two of these communities are currently leasing and are 56% occupied on a weighted average basis and only one community, Lucé in Huntington Beach, California is under construction.

The cumulative development program that was outlined at the time of Monogram’s listing, on November 21, 2014, is 93% complete based on the Company’s Proportionate Share of Total Economic Costs.

Transaction Activity

In April 2017, the Company acquired Latitude, a 265 unit multifamily asset located in Arlington, Virginia through a 1031 exchange for a gross contract purchase price of $142.5 million, excluding closing costs.

In June 2017, the Company sold Muse Museum District in Houston, Texas for a total gross sales price of $60.0 million.

In June 2017, the Company sold Allusion West University in Houston, Texas for a total gross sales price of $49.0 million.

Both Muse Museum District and Allusion West University were held in joint ventures, where the Company’s proportionate share was 55%.

Subsequent to quarter end, the Company sold Veritas in Henderson, Nevada for a total gross sales price of $76.5 million. Veritas, which at the time of sale was wholly owned, was classified as held for sale as of June 30, 2017.

Subsequent to quarter end, the Company acquired Boca City Walk, a 229 unit wholly owned multifamily asset located in Boca Raton, Florida through a 1031 exchange for a gross contract purchase price of $80.5 million, excluding closing costs.

Subsequent to quarter end, the Company acquired The Washingtons, a 182 unit multifamily asset located in Melrose, Massachusetts through a 1031 exchange for a gross contract purchase price of $75.0 million, excluding closing costs.

Balance Sheet

At the end of the second quarter, the Company had total consolidated debt outstanding of $1.6 billion, including debt held at the co-investment venture level. The Company’s Proportionate Share of contractual debt totaled $1.0 billion. The Company’s net debt to Adjusted EBITDA was 9.8x at June 30, 2017 as compared to 10.8x at June 30, 2016. As of June 30, 2017, the Company’s consolidated debt had a weighted average interest rate of 3.4%.

As of June 30, 2017, on a Proportionate Share basis, the Company had approximately $130 million in total availability comprised of cash and undrawn capacity on its two credit facilities.

Quarterly Dividend Declaration

On May 31, 2017, the Company declared a cash dividend of $0.075 per common share. The dividend was paid on July 7, 2017 to common stockholders of record on June 30, 2017. Per the terms of the Merger Agreement, the Company has not declared and does not expect to declare a dividend for the third quarter.

Outlook

As a result of the pending merger, the Company is not providing an outlook for the remainder of 2017 nor updating or affirming its previously issued guidance for the full-year of 2017.

Conference Call

Due to the pending merger, the Company will not conduct an earnings call.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in this press release and in the Company’s outlook include, expectations regarding apartment market conditions and expectations regarding future operating conditions, including the Company’s current outlook as to expected funds from operations, core funds from operations, adjusted funds from operations, revenue, operating expenses, net operating income, capital expenditures, depreciation, gains on sales and net income and anticipated development activities (including projected construction expenditures and timing). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: we may abandon or defer development opportunities for a number of reasons, including, without limitation, changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed our original estimates; we may not complete construction and lease up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues; we may dispose of multifamily communities due to factors including changes in local market conditions, better net earnings opportunities or capital reallocation, where the redeployment of the capital, including into properties currently in lease-up, may negatively impact our financial results, cash flows and guidance; newly acquired properties may not stabilize according to our estimated schedule, which may negatively impact our financial results, cash flows and guidance; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control; financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the growth of our development program which could limit our pursuit of opportunities; our cash flows may be insufficient to meet required payments of principal and interest, or to make dividend payments, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; and we may be unsuccessful in managing changes in our portfolio composition. Other factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the approval of the Merger Agreement by the Company’s stockholders, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business, operating results, and relationships with joint venture partners, lenders, tenants, competitors and others, (v) risks that the proposed merger may disrupt the Company’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed merger. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and may be discussed in subsequent filings with the SEC, including the Company’s most recent Quarterly Report on Form 10-Q.

About Monogram

Monogram is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets. As of June 30, 2017, Monogram’s portfolio includes investments in 48 multifamily communities in 10 states comprising 13,438 apartment homes.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Monogram has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) as of July 28, 2017, and will file with the SEC and mail to its stockholders a definitive proxy statement. Additionally, Monogram will file other relevant materials in connection with the proposed acquisition of Monogram by an affiliate of Greystar Real Estate Partners. The materials to be filed by Monogram with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Monogram on Monogram’s website at www.monogramres.com or by contacting Monogram investor relations at ir@monogramres.com. INVESTORS AND SECURITY HOLDERS OF MONOGRAM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Consolidated Balance Sheet

(in thousands) (unaudited)

	June 30, 2017	December 31, 2016
Assets
Real estate
Land	$544,617	$527,944
Buildings and improvements	2,750,618	2,814,221
Gross operating real estate	3,295,235	3,342,165
Less: accumulated depreciation	(460,038)	(461,869)
Net operating real estate	2,835,197	2,880,296
Construction in progress, including land	108,052	120,423
Total real estate, net	2,943,249	3,000,719

Assets associated with real estate held for sale	47,843	—
Cash and cash equivalents	56,274	74,396
Tax like-kind exchange escrow	148,313	56,762
Intangibles, net	16,034	16,977
Other assets, net	59,001	51,248
Total assets	$3,270,714	$3,200,102

Liabilities
Mortgages and notes payable, net	$1,131,901	$1,522,207
Credit facilities payable, net	386,695	8,023
Construction costs payable	18,390	26,859
Accounts payable and other liabilities	30,922	32,707
Deferred revenues and other gains	21,999	22,077
Distributions payable	12,527	12,512
Tenant security deposits	6,268	6,205
Obligations associated with real estate held for sale	33,589	—
Total liabilities	1,642,291	1,630,590

Redeemable, noncontrolling interests	23,516	29,073

Equity
Common stock	17	17
Additional paid-in capital	1,440,303	1,439,199
Cumulative distributions and net income (loss)	(252,374)	(310,124)
Total equity attributable to common stockholders	1,187,946	1,129,092
Non-redeemable noncontrolling interests	416,961	411,347
Total equity	1,604,907	1,540,439
Total liabilities and equity	$3,270,714	$3,200,102

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Rental revenues	$71,835	$68,551	$145,173	$134,098

Expenses:
Property operating expenses	18,869	20,401	38,007	39,207
Real estate taxes	11,690	10,617	23,654	21,239
General and administrative expenses	4,686	7,353	11,556	13,863
Merger-related expenses	2,801	—	2,801	—
Acquisition, investment and development expenses	69	100	133	378
Interest expense	11,850	11,063	23,554	21,429
Amortization of deferred financing costs	1,327	1,554	2,876	3,090
Depreciation and amortization	31,662	30,998	63,521	61,054
Total expenses	82,954	82,086	166,102	160,260

Interest income	1,246	1,776	2,427	3,458
Loss on early extinguishment of debt	(940)	—	(4,841)	—
Other expense, net	(232)	(168)	(320)	(283)
Loss from continuing operations before gains on sales of real estate	(11,045)	(11,927)	(23,663)	(22,987)
Gains on sales of real estate	28,559	—	115,282	—

Net income (loss)	17,514	(11,927)	91,619	(22,987)

Net (income) loss attributable to non-redeemable noncontrolling interests	(10,683)	2,710	(8,803)	5,465
Net income (loss) available to the Company	6,831	(9,217)	82,816	(17,522)
Dividends to preferred stockholders	—	(1)	—	(3)
Net income (loss) attributable to common stockholders	$6,831	$(9,218)	$82,816	$(17,525)

Weighted average number of common shares outstanding - basic	167,135	166,800	167,068	166,772
Weighted average number of common shares outstanding - diluted	168,241	166,800	168,016	166,772

Basic and diluted earnings (loss) per common share	$0.04	$(0.06)	$0.49	$(0.11)

Non-GAAP Performance Financial Measures and Definitions

In addition to amounts presented in accordance with GAAP, we also present certain supplemental non-GAAP measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with SEC requirements, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

NOI and Same Store NOI

We define NOI as rental revenue, less direct property operating expenses and real estate taxes.  We believe that NOI provides a useful supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with real estate industry defined property operations, including property management revenues, interest income, property management expenses, depreciation, interest and other finance expense, corporate general and administrative expenses, overhead allocations and other non-onsite operations. NOI may be helpful in evaluating all of our multifamily operations and providing comparability to other real estate companies. NOI is also a useful measurement because it is included as a basis for certain of our loan covenant calculations.

We define Same Store NOI as NOI for our stabilized multifamily communities that are comparable for the entire periods from January 1. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by lease up activity, acquisitions or dispositions during the periods.

NOI and Same Store NOI should not be considered as replacements for GAAP net income as they exclude certain income and expenses that are material to our operations.  Additionally, NOI and Same Store NOI may not be useful in evaluating net asset value or impairments as they also exclude certain GAAP income and expenses and non-comparable properties.  Investors are cautioned that NOI and Same Store NOI should only be used to assess the operating performance trends for the properties included within the definition.

The following table presents a reconciliation of our net income (loss) to Proportionate NOI and Proportionate Same Store NOI for our multifamily communities for the quarters and six months ended June 30, 2017 and 2016:

(in thousands) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Reconciliation of net income (loss) to Proportionate NOI and Proportionate Same Store NOI:

Net income (loss )	$17,514	$(11,927)	$91,619	$(22,987)

Adjustments to reconcile net income (loss) to Proportionate NOI:
Corporate property management expenses	2,030	3,406	4,566	6,007
General and administrative expenses	4,686	7,353	11,556	13,863
Merger-related expenses	2,801	—	2,801	—
Interest expense	11,850	11,063	23,554	21,429
Amortization of deferred financing costs	1,327	1,554	2,876	3,090
Depreciation and amortization	31,662	30,998	63,521	61,054
Interest income	(1,246)	(1,776)	(2,427)	(3,458)
Gains on sales of real estate	(28,559)	—	(115,282)	—
Loss on early extinguishment of debt	940	—	4,841	—
Other, net	301	267	453	660
Less: Noncontrolling interests adjustments	(14,108)	(11,978)	(28,153)	(23,303)
Proportionate NOI	29,198	28,960	59,925	56,355

Less: non-comparable
Rental revenue	(14,301)	(14,131)	(30,929)	(26,555)
Property operating expenses, including real estate taxes	6,851	6,950	14,101	13,395
Proportionate Same Store NOI	$21,748	$21,779	$43,097	$43,195

FFO, Core FFO and AFFO

FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO as currently defined by NAREIT to be net income (loss), computed in accordance with GAAP excluding gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests.

Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, start up and pursuit expenses, fair value adjustments and non-recurring expenses.

AFFO is calculated starting from Core FFO adjusted for recurring capital expenditures, straight-line rents and stock compensation expense.

We believe that FFO, Core FFO, and AFFO are helpful to our investors and our management as measures of operating performance because they exclude real estate-related depreciation and amortization, impairments of depreciable real estate, and gains and losses from property dispositions, and as a result, when compared year to year, highlights the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities (including capitalized interest and other costs during the development period), general and administrative expenses, and interest costs, which may not be immediately apparent from net income.  Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate and intangibles diminishes predictably over time independent of market conditions or the physical condition of the asset.  Since real estate values have historically risen or fallen with market conditions (which includes property level factors such as capitalization rates, rental rates, occupancy, capital improvements, status of developments and competition, as well as macro-economic factors such as economic growth, interest rates, demand and supply for real estate and inflation), many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. FFO, Core FFO and AFFO are also useful measurements because they are included as a basis for certain of our loan covenants.  As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance.  Factors that impact FFO include property operations, start-up costs, fixed costs, pursuit expenses, interest on cash held in accounts or loan investments, income from portfolio properties, operating costs during the lease up of developments, interest rates on acquisition financing and general and administrative expenses.  In addition, FFO will be affected by the types of investments in our and our co-investment ventures’ portfolios, which may include, but are not limited to, equity and mezzanine, and bridge loan investments in existing operating properties and properties in various stages of development and the accounting treatment of the investments in accordance with our accounting policies.  Core FFO is useful because it adjusts for one-time items which increases comparability to other REITs.  AFFO is useful as it is the basis for certain debt covenant calculations.

FFO, Core FFO, and AFFO should not be considered as alternatives to GAAP net income (loss), nor as an indication of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to fund distributions.  FFO, Core FFO, and AFFO are also not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO, Core FFO, and AFFO.  Although the Company has not historically incurred any significant impairment charges, investors are cautioned that we may not recover any impairment charges in the future.  Accordingly, FFO, Core FFO, and AFFO should be reviewed in connection with GAAP measurements.  We believe our presentation of FFO is in accordance with the NAREIT definition, however, our FFO, Core FFO, and AFFO as presented may not be comparable to amounts calculated by other REITs.

The following table presents our calculation of FFO, Core FFO, and AFFO, net of noncontrolling interests, and provides additional information related to our operations for the quarters and six months ended June 30, 2017 and 2016:

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
FFO:
Net income (loss) attributable to common stockholders	$6,831	$(9,218)	$82,816	$(17,525)
Add (deduct) NAREIT defined adjustments:
Real estate depreciation and amortization	31,537	30,856	63,258	60,778
Gains on sales of real estate	(28,559)	—	(115,282)	—
Less: Noncontrolling interests adjustments	2,588	(9,687)	(7,528)	(18,945)
FFO - NAREIT defined	12,397	11,951	23,264	24,308

Add (deduct) adjustments to arrive at Core FFO:
Loss on early extinguishment of debt	940	—	4,841	—
Fair value adjustments (primarily derivatives)	248	138	318	138
Merger-related expenses	2,801	—	2,801	—
Start up and pursuit expenses	56	189	184	414
Workforce reduction	—	2,044	—	2,044
Less: Noncontrolling interests adjustments	(260)	(63)	(565)	(93)
Core FFO	16,182	14,259	30,843	26,811

Add (deduct) adjustments to arrive at AFFO:
Recurring capital expenditures	(653)	(687)	(1,247)	(1,169)
Straight-line rents	234	225	461	467
Stock compensation expense	1,246	820	2,367	1,400
Less: Noncontrolling interests adjustments	127	75	196	80
AFFO	$17,136	$14,692	$32,620	$27,589

Weighted average number of common shares outstanding - basic	167,135	166,800	167,068	166,772
Weighted average number of common shares outstanding - diluted	168,241	167,605	168,016	167,458

Per common share amounts - basic and diluted:
Net income (loss) attributable to common stockholders	$0.04	$(0.06)	$0.49	$(0.11)
FFO attributable to common stockholders - NAREIT Defined	$0.07	$0.07	$0.14	$0.15
Core FFO attributable to common stockholders	$0.10	$0.09	$0.18	$0.16
AFFO attributable to common stockholders	$0.10	$0.09	$0.19	$0.16

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP performance measurement of earnings before interest, taxes, depreciation, amortization, and other non-recurring items.  Its purpose is to highlight earnings without finance, depreciation and certain amortization expenses and its use is limited to specialized analysis.  Similar to other non-GAAP measurements, Adjusted EBITDA is presented on our Proportionate Share.  Our presentation may be different than other companies.

Reconciliation of net income (loss) available to the Company to Adjusted Proportionate EBITDA:

(in thousands) (unaudited)

	June 30, 2017	June 30, 2016
Total Debt per Consolidated Balance Sheet (a)	$1,551,938	$1,541,670
Plus: Unamortized adjustments from business combinations	113	(1,664)
Plus: Deferred financing costs, net	10,676	12,528
Less: noncontrolling interests share of adjustments	(542,050)	(520,021)
Proportionate Share of Contractual Debt	1,020,677	1,032,513
Less: Proportionate share of cash and cash equivalents	(40,676)	(47,635)
Net Proportionate Share of Contractual Debt	$980,001	$984,878

Total Cash and cash equivalents per Consolidated Balance Sheet	$56,274	$58,244
Less: noncontrolling interests share of adjustments	(15,598)	(10,609)
Proportionate share of cash and cash equivalents	$40,676	$47,635

(a)    Includes debt of $33.5 million included in “Obligations associated with real estate held for sale.”

	For the Three Months Ended
	June 30,
	2017	2016

Net income (loss) available to the Company	$6,831	$(9,217)
Less: Gains on sales of real estate	(28,559)	—
Depreciation and amortization	33,232	32,796
Interest expense	11,696	10,485
Merger-related expenses	2,801	—
Loss on early extinguishment of debt	940	—
Workforce reduction	—	2,044
Other, net	332	230
Less: noncontrolling interests share of adjustments	(2,218)	(13,551)
Adjusted Proportionate EBITDA	$25,055	$22,787

Annualized Adjusted Proportionate EBITDA	$100,220	$91,148

Net Proportionate Share of Contractual Debt to Annualized Adjusted Proportionate EBITDA	9.8x	10.8x

Other Definitions

Proportionate Share — A non-GAAP presentation of financial amounts at our effective cash share based on our participation in distributable operating cash. The amounts exclude noncontrolling interest in consolidated joint ventures.  Proportionate Share presentations may be useful in analyzing our financial information by providing revenues, expenses, assets and liabilities attributable only to our common stockholders. Proportionate Share presentations are also relevant to our investors and lenders as they highlight operations and capital available for our lenders and investors and is the basis used for several of our loan covenants. However, our Proportionate Share does not include amounts related to our consolidated operations and should not be considered as a replacement for corresponding GAAP amounts presented on a consolidated basis.  Investors are cautioned that our Proportionate Share amounts should only be used to assess financial information in the limited context of evaluating amounts attributable to common stockholders.  We present our Proportionate Share along with the corresponding GAAP balance.

Total Economic Costs  — A non-GAAP measure representing costs for all on-site development and construction costs recognized for GAAP, but including certain items expensed for GAAP (primarily specific financing and operating expenses incurred during lease up) and excluding certain GAAP costs related to consolidated allocated costs, former sponsor-related fees and other non-cash capitalized cost items.

Contact:

Investor Relations

Stephen Swett

(469) 250-5638

ir@monogramres.com